Exhibit 16.1

November 2, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Medigus Ltd. pursuant to Item 16F of Form 20-F (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form F-1 of Medigus Ltd. dated November 2, 2020. We agree with the statements concerning our Firm contained therein.

Very truly yours,

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
November 2, 2020	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited